              As filed with the Securities and Exchange Commission
                               on April 21, 1998
                                                      Registration No. 333-____
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                CLARCOR Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Delaware                                                 36-0922490
------------------------                                 -------------------
(State or other juris-                                   (IRS Employer
diction of incorporation                                 Identification No.)
or organization)

2323 Sixth Street
P.O. Box 7007
Rockford, Illinois
------------------------                                 61125
(Address of Principal                                    ----------
Executive Office)                                        (Zip Code)

                                  CLARCOR Inc.
                              1994 Incentive Plan
                            ------------------------
                            (Full title of the plan)

                               Marcia S. Blaylock
                                   Secretary
                                  CLARCOR Inc.
                               2323 Sixth Street
                                 P.O. Box 7007
                           Rockford, Illinois  61125
                    ---------------------------------------
                    (Name-and address of agent for service)

                                 (815) 961-5685
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

=============================================================================================================
                                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                             Proposed maximum      Proposed maximum
Securities to be      Amount to be          offering price per    aggregate offering          Amount of
registered             registered                 share                 price              registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock            2,000,000               $22.313(1)          $44,626,000(1)            $13,165(1)
-------------------------------------------------------------------------------------------------------------
Preferred Stock
Purchase Rights         2,000,000                  (2)                   (2)                     (2)
=============================================================================================================

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the exercise price for outstanding stock options and with respect to other shares, upon the average of the high and low sales prices reported for shares of the Common Stock in the New York Stock Exchange Composite Transactions on April 17, 1998, which was $22.313, as adjusted for a 3 for 2 stock split in the form of a stock dividend payable on April 24, 1998.

(2) The Company's Preferred Stock Purchase Rights initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by CLARCOR Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and made a part hereof:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended November 29, 1997;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998;

     (c) the description of the Company's Common Stock which is contained in a registration statement filed under the Securities Exchange Act of 1934, including any subsequent amendment or any report or other filing filed with the Commission updating such description; and

     (d) the description of the Company's Preferred Stock Purchase Rights (the "Rights") set forth in Item 1 of the Company's Registration Statement on Form 8-A, filed April 3, 1996, File No. 1-11024, including any subsequent amendment or any report or other filing filed with the Commission updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees and agents from liability under certain circumstances. The Restated Certificate of Incorporation of the Company, as amended, provides indemnification for directors, officers, employees and agents to the extent permitted by the Delaware General Corporation Law, eliminates to the extent permitted by the law the personal liability of directors for monetary damages to the Company and its stockholders and permits the Company to insure its directors, officers, employees and agents against certain liabilities as to which they may not be indemnified under the Delaware General Corporation Law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.                   Description
-----------                   -----------

 4(a)(1) CLARCOR Inc. 1994 Incentive Plan. Incorporated by reference to Exhibit A to the Company's Proxy Statement dated February 24, 1994 for the Annual Meeting of Shareholders held on March 31, 1994.

 4(a)(2) First Amendment to the CLARCOR Inc. 1994 Incentive Plan. Incorporated by reference to Exhibit A to the Company's Proxy Statement dated February 18, 1998 for the Annual Meeting of Shareholders held March 24, 1998.

  4(b) The Company's Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1983.

  4(c) Amendment to ARTICLE NINTH of Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1(a) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1988 (the "1988 10-K").

  4(d)        Amendment changing name of the Company to CLARCOR Inc.
              Incorporated by reference to Exhibit 3.1(b) to the 1988 10-K.

  4(e) Amendment to ARTICLE FOURTH of the Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1990.

  4(f)        The Company's By-laws, as amended.  Incorporated by reference to
              Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995.

Exhibit No.                   Description
-----------                   -----------

  4(g) Stockholders Rights Agreement dated as of March 28, 1996 between the Company and First Chicago Trust Company of New York. Incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K filed April 3, 1996.

  5*          Opinion of Sidley & Austin.

 23(a)*       Consent of Independent Accountants.

 23(b)        Consent of Sidley & Austin is included in its opinion filed as
              Exhibit 5 hereto.
______________________
* Filed herewith.

ITEM 9.  UNDERTAKINGS

     1. The Company hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on April 20, 1998.

                                             CLARCOR Inc.


                                             By /s/Lawrence E. Gloyd
                                                -------------------------
                                                Lawrence E. Gloyd
                                                Chairman of the Board and
                                                Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 20, 1998.

     Signature                         Position
     ---------                         --------

/s/ Lawrence E. Gloyd             Chairman of the Board, Chief
-------------------------         Executive Officer and Director
Lawrence E. Gloyd

/s/ Bruce A. Klein                Vice President Finance & Chief
-------------------------         Financial Officer
Bruce A. Klein

/s/ Marcia S. Blaylock            Vice President, Controller,
-------------------------         Secretary & Chief Accounting
Marcia S. Blaylock                Officer

/s/ J. Marc Adam                  Director
-------------------------
J. Marc Adam

/s/ Milton R. Brown               Director
-------------------------
Milton R. Brown

/s/ Carl J. Dargene               Director
-------------------------
Carl J. Dargene

/s/ Dudley J. Godfrey, Jr.        Director
-------------------------
Dudley J. Godfrey, Jr.

/s/ Norman E. Johnson             Director
-------------------------
Norman E. Johnson

/s/ Stanton K. Smith, Jr.         Director
-------------------------
Stanton K. Smith, Jr.

/s/ Don A. Wolf                   Director
-------------------------
Don A. Wolf

                                 EXHIBIT INDEX


                                                         Sequential
Exhibit No.              Description                     Page No.
-----------              -----------                     --------
4(a)(1)      CLARCOR Inc. 1994 Incentive Plan.
             Incorporated by reference to
             Exhibit A to the Company's Proxy
             Statement dated February 24, 1994
             for the Annual Meeting of
             Shareholders held on March 31,
             1994.

4(a)(2)      First Amendment to the CLARCOR
             Inc. 1994 Incentive Plan.
             Incorporated by reference to
             Exhibit A to the Company's Proxy
             Statement dated February 18, 1998
             for the Annual Meeting of
             Shareholders held March 24, 1998.

4(b)         The Company's Restated Certificate
             of Incorporation.  Incorporated by
             reference to Exhibit 3.1 to the
             Company's Annual Report on Form
             10-K for the fiscal year ended
             November 30, 1983.

4(c)         Amendment to ARTICLE NINTH of
             Restated Certificate of
             Incorporation.  Incorporated by
             reference to Exhibit 3.1(a) to the
             Company's Annual Report on Form
             10-K for the fiscal year ended
             November 30, 1988 (the "1988
             10-K").

4(d)         Amendment changing name of the
             Company to CLARCOR Inc.
             Incorporated by reference to
             Exhibit 3.1(b) to the 1988 10-K.

                                                         Sequential
Exhibit No.              Description                     Page No.
-----------              -----------                     --------

4(e)         Amendment to ARTICLE FOURTH of the
             Restated Certificate of
             Incorporation.  Incorporated by
             reference to Exhibit 3.1(c) to the
             Company's Annual Report on Form
             10-K for the fiscal year ended
             November 30, 1990.

4(f)         The Company's By-laws, as amended.
             Incorporated by reference to
             Exhibit 3.2 to the Company's
             Annual Report on Form 10-K for the
             fiscal year ended November 30,
             1995.

4(g)         Stockholders Rights Agreement
             dated as of March 28, 1996 between
             the Company and First Chicago
             Trust Company of New York.
             Incorporated by reference to
             Exhibit 4 to the Company's Current
             Report on Form 8-K filed April 3,
             1996.

5*           Opinion of Sidley & Austin.                    10

23(a)*       Consent of Independent Accountants.            12

23(b)        Consent of Sidley & Austin is
             included in its opinion filed as
             Exhibit 5 hereto.



_____________________
* Filed herewith.